Exhibit 99.1

PRESS RELEASE

Ness Technologies Announces

Record Third Quarter 2005 Financial Results

Net Income Rises 63% and Operating Income Rises 42% Year-over-Year on a 27% Increase in Revenues

Hackensack, NJ – November 8, 2005 – Ness Technologies, Inc. (NASDAQ: NSTC), a global provider of IT services and solutions, today announced financial results for the third quarter ended September 30, 2005.

Third Quarter 2005 Highlights:

•                  Revenues reached a record $97.7 million, up 27% year-over-year.

•                  Operating income increased to a record $7.7 million, up 42% year-over-year.

•                  Net income increased to a record $6.0 million, up 63% year-over-year.

•                  Backlog increased to $439 million, up 24% year-over year.

•                  Global workforce increased by 295 sequentially to 5,725.

“The strength of our third quarter financial performance reflects our success in implementing our strategy of building a leadership position in targeted business verticals and penetrating key geographic markets, as we continue to grow our global diversified customer base,” stated Raviv Zoller, President and Chief Executive Officer of Ness Technologies. “Our record quarterly revenue, as well as operating and net income provide clear evidence of our ability to capitalize on the growing demand for our services while increasing billable headcount and keeping a tight control on expenses.”

Ness’ third quarter 2005 revenues totaled $97.7 million, an increase of $20.5 million or 27%, compared to $77.2 million in the third quarter of 2004.

Third quarter 2005 operating income increased to $7.7 million, an increase of $2.3 million or 42%, compared to $5.4 million in the third quarter of 2004.

Third quarter 2005 net income increased to $6.0 million, an increase of $2.3 million or 63%, compared to $3.7 million in the third quarter of 2004. Diluted net earnings per share for the third quarter of 2005 were $0.17 compared to $0.14 in the third quarter of 2004. The year-over-year diluted net earnings per share comparison was impacted by the change in share count since the third quarter of 2004, when Ness completed its initial public offering.

Backlog as of September 30, 2005 increased to $439 million, up 24% compared to $354 million as of September 30, 2004.

“We continue to grow our bottom line profitability at a faster pace than our solid top line growth rate. This trend reflects the significant operating leverage we are yielding from our strategic business model on a global basis,” stated Ytzhak Edelman, Executive Vice President and Chief Financial Officer, Ness Technologies, Inc. “The initiatives we announced last quarter to reduce our financial expenses are yielding positive and measurable results. We remain dedicated to further reducing our financial expenses and to maintaining a lower level of foreign exchange exposure related to our global operating structure. Overall, we remain focused on further increasing our operating and bottom line profitability.”

Guidance

For the fourth quarter 2005 Ness expects to generate revenues in the range of $101 million to $104 million and diluted net earnings per share in the range of $0.17 to $0.20.

The Company is increasing its 2005 annual revenue guidance to a range of $381 million to $384 million, from its previously stated range of $376 million to $381 million, based on the increased revenue contribution expected from Ness Slovakia as result of the Delta acquisition which closed on October 3, 2005.

Full year 2005 diluted net earnings per share guidance remains in the range of $0.63 to $0.66.

Conference Call Details

Ness Technologies President and Chief Executive Officer Raviv Zoller and Executive Vice President and Chief Financial Officer Ytzhak Edelman will conduct a conference call to discuss the third quarter 2005 results, which will be simultaneously webcast at 9:00 A.M. Eastern Time/6:00 A.M. Pacific Time on Tuesday, November 8, 2005.

To access the Ness Technologies third quarter 2005 earnings conference call, participants in North America should dial 1-800-399-0427 and international participants should dial 1-706-634-5453. A live webcast of the conference call will be available on the investor relations page of the Ness Technologies corporate web site at http://www.ness.com. Please visit the web site at least 15 minutes early to register for the teleconference webcast and download any necessary audio software. A replay of the call will be available on the web site approximately two hours after the conference call is completed.

About Ness Technologies

Ness Technologies (NASDAQ: NSTC) is a global provider of end-to-end IT services and solutions designed to help clients improve competitiveness and efficiency. Specializing in outsourcing and offshore, systems integration and application development, software and consulting, and quality assurance and training, Ness serves a blue-chip client base of over 500 public- and private-sector customers. With over 5,700 employees, Ness maintains operations in 15 countries across North America, Europe and Asia Pacific, and more than 100 alliances and partnerships around the world. For more information about Ness, visit www.ness.com.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements often are proceeded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Actual results could differ materially from those anticipated in these forward looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Ness’ Annual Report of Form 10-K filed with the Securities and Exchange Commission on March 31, 2005.

Contacts:

Media Contacts:

David Kanaan
International: + 972-3-5408188

US: 1-888-244-4919
Email: media.int@ness.com

Allan Jordan

(New York)
US: 1-646-284-9452
Email: media@ness.com

Investor Contact:

Daphna Golden
International: +972-3-7666816

US: 1-888- 267-8160
Email: daphna.golden@ness.com

NESS TECHNOLOGIES, INC.

AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

Unaudited

	September 30, 2005	December 31, 2004

Current assets:
Cash and cash equivalents	$74,303	$104,229
Marketable securities	5,212	383
Trade receivables (net of allowance for doubtful accounts)	87,059	75,183
Unbilled receivables	28,956	20,327
Other accounts receivable and prepaid expenses	10,117	9,127
Inventories and work in progress	2,446	1,168
Total current assets	208,093	210,417

Long-term assets:
Long-term prepaid expenses	5,066	3,655
Marketable securities	—	69
Deferred income taxes	6,112	4,823
Severance pay fund	34,575	33,558
Total long-term assets	45,753	42,105

Property and equipment, net	20,874	18,879
Other intangible assets, net	6,365	4,265
Goodwill	150,083	149,090
Total assets	$431,168	$424,756

Current liabilities:
Short-term bank loans and credit	$7,096	$1,275
Current maturities of long-term debt	28,550	13,364
Trade payables	22,122	31,280
Advances from customers	3,713	7,679
Other accounts payable and accrued expenses	72,511	64,271
Total current liabilities	133,992	117,869

Long-term liabilities:
Long-term debt, net of current maturities	9,027	36,918
Excess of losses over investment in affiliates	304	306
Accrued severance pay	38,272	36,888
Minority interests	—	295
Total long-term liabilities	47,603	74,407

Total stockholders’ equity	249,573	232,480
Total liabilities and stockholders’ equity	$431,168	$424,756

NESS TECHNOLOGIES, INC.

AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands (except per share data)

	Nine months ended September 30,		Three months ended September 30,
	2005	2004	2005	2004
	unaudited		unaudited
Revenues	$280,342	$222,177	$97,719	$77,152
Cost of revenues	200,154	154,143	69,628	53,995
Gross profit	80,188	68,034	28,091	23,157

Operating expenses:
Selling and marketing	21,114	18,952	7,081	6,822
General and administrative	38,663	33,951	13,268	10,888
Stock base compensation	1,973	191	76	57
Total operating expenses	61,750	53,094	20,425	17,767

Operating income	18,438	14,940	7,666	5,390
Financial expenses, net	(1,297)	(4,327)	(383)	(1,177)
Other income, net	(10)	79	(14)	(16)
Income before taxes on income	17,130	10,692	7,269	4,197

Taxes on income	2,277	958	1,252	473
Equity in net losses of affiliates	(29)	(651)	—	(3)
Minority interests in losses (earnings) of subsidiary	101	(65)	—	(30)
Net income	14,926	9,018	6,017	3,691

Allocation of undistributed earnings on Class B Convertible Preferred stock	—	(1,356)	—	(554)
Net income after allocation of undistributed earnings	$14,926	$7,662	6,017	$3,137

Basic net earnings per share	0.43	0.40	0.17	0.16
Diluted net earnings per share	0.42	0.36	0.17	0.14

Weighted average number of shares (In thousands) used in computing basic net earnings per share	34,314	18,949	34,648	19,066
Weighted average number of shares (In thousands) used in computing diluted net earnings per share	35,562	21,499	35,499	22,002